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                                ABBOTT LABORATORIES

                            1986 INCENTIVE STOCK PROGRAM



     1. PURPOSE. The purpose of the Abbott Laboratories 1986 Incentive Stock Program (the "Program") is to attract and retain outstanding individuals as officers and key employees of Abbott Laboratories (the "Company") and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire common shares of the Company, or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided.

     2. ADMINISTRATION. The Program will be administered by a committee (the "Committee") which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised of "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission as the Board of Directors may from time to time designate. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

     3. PARTICIPANTS. Participants in the Program will consist of such officers or other key employees of the Company and its subsidiaries as the Committee in its sole discretions may designate from time to time to receive Benefits hereunder. The Committee's designation of a

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participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants. Non-Employee Directors shall also be participants in the Program solely for purposes of receiving Restricted Stock Awards under paragraph 13. The term "Non-Employee Director" shall mean a person who is elected to the Board of Directors in April, 1987 or at any time thereafter and who is not a full-time employee of the Company or any of its subsidiaries.

     4. TYPES OF BENEFITS. Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Limited Stock Appreciation Rights;
(e) Restricted Stock Awards; (f) Performance Units; and (g) Foreign Qualified Benefits, all as described below and pursuant to the Plans set forth in paragraphs 6-12 hereof.



     5. SHARES RESERVED UNDER THE PROGRAM. There is hereby reserved for issuance under the Program an aggregate of Three Million Five Hundred Thousand (3,500,000) common shares, which may be newly issued or treasury shares. The shares hereby reserved are in addition to the shares previously reserved under the Company's 1973 Incentive Stock Plan, 1977 Incentive Stock Plan and 1981 Incentive Stock Program (the "Prior Stock Option Plans"). Any common shares reserved for issuance under the Prior Stock Option Plans in excess of the number of shares as to which options or other Benefits have been awarded on the date of shareholder approval of this Program, plus any such shares as to which options or other Benefits granted under the Prior

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Stock Option Plans my lapse, expire, terminate or be canceled after such date, shall also be reserved and available for issuance in connection with Benefits under this Program. All of such shares may, but need not, be issued pursuant to the exercise of the Incentive Stock Options.

     If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payment of cash thereunder, or if shares are issued under any Benefit and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program; provided, however, that in no event may the number of common shares issued under this Program exceed the total number of shares reserved for issuance hereunder.



     6. INCENTIVE STOCK OPTION PLAN. Incentive Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant and shall terminate not later than six (6) months after termination of employment for any reason other than retirement or death. In the event of retirement, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate not later than sixty (60) months after the date of such retirement or death. If the optionee should die within six (6) months after termination of employment for any reason other than retirement, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate not later than the later of six (6) months after the date of such termination or three (3) months after the date of such death. If the optionee should die within sixty
(60) months after retirement, the right of his or her successor in interest to

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exercise an Incentive Stock Option shall terminate not later than the later of sixty (60) months after the date of such retirement or six (6) months after the date of such death. The aggregate fair market value (determined as of the time the Option is granted) of the common shares with respect to which Incentive stock options granted after December 31, 1986 are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000. An Incentive Stock Option granted to any individual prior to January 1, 1987 shall not be exercisable while there is outstanding any unexercised installment of any Incentive Stock Option which was granted, before the granting of such option, to such individual to purchase stock in the Company or in a corporation which (at the time of the granting of such
option) is a parent or subsidiary corporation of the Company.   For purposes
hereof, the term "outstanding" shall have the meaning provided by Section 422A of the Internal Revenue Code. No Incentive Stock Option may be granted to any individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of the any parent or subsidiary corporation of the Company.

     7. NON-QUALIFIED STOCK OPTION PLAN. Non-qualified Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant. Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant and shall terminate not later than six (6) months after termination of employment for any reason other than retirement or death. In the event of retirement, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise a Non-qualified Stock Option shall terminate not later than sixty (60) months after the date of such retirement or death. If the optionee should die

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within six (6) months after termination of employment for any reason other than retirement, the right of his or her successor in interest to exercise a Non-qualified Stock Option shall terminate not later than the later of six
(6) months after the date of such termination or three (3) months after the date of such death. If the optionee should die within sixty (60) months after retirement, the right of his or her successor in interest to exercise a Non-qualified Stock Option shall terminate not later than the later of sixty
(60) months after the date of such retirement or six (6) months after the date of such death.

     8. STOCK APPRECIATION RIGHTS PLAN. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Stock Option Plans. Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:



          (a) A Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

          (b) Stock Appreciation Rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

                    (i) The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

                    (ii) The number of shares covered by such option or portion thereof which is so surrendered.

          (c) The Committee shall have the discretion to satisfy a participant's right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the

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               delivery of common shares valued as of the date of the
               participant's election.

          (d) A Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Limited Stock Appreciation Right with respect to the same stock option. However, a Stock Appreciation Right may not be exercised during any period that a Limited Stock Appreciation Right with respect to the same stock option may be exercised.

          (e) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

     9. LIMITED STOCK APPRECIATION RIGHTS PLAN. The Committee may, in its discretion, grant a Limited Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Stock Option Plans. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

          (a) A Limited Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

          (b) A Limited Stock Appreciation Right will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to receive in exchange therefor cash in an amount equal to:

                    (i) The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

                    (ii) The number of shares covered by such option or portion thereof which is so surrendered.

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          (c)  A Limited Stock Appreciation Right may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission) and only during the sixty (60) day period commencing with the day following the date of a Change In Control.

          (d) A Limited Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Stock Appreciation Right with respect to the same stock option.

          (e) In the event of the exercise of a Limited Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

     10. RESTRICTED STOCK AWARDS PLAN. Restricted Stock Awards will consist of common shares transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitations, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods.

     11. PERFORMANCE UNITS PLAN. Performance Units shall consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may include earnings per share, return on shareholder equity, return on average total capital employed, and/or such other

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goals as may be established by the Committee in its discretion.  In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the participant. In the event the maximum corporate goal is achieved, One Hundred percent (100%) of the monetary value of the Performance Units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement. Payment of an award earned may be in cash or in common shares or in a combination of both, and may be made when earned, or vested and deferred, as the Committee in its sole discretion determines. Deferred awards shall earn interest on the terms and at a rate determined by the Committee. The number of shares reserved for issuance hereunder shall be reduced by the largest whole number obtained by dividing the monetary value of the units at the commencement of the performance period by the market value of a common share at such time, provided that such number of shares may again become available for issuance under this Program as is provided in Paragraph 5 hereof.

     12. FOREIGN QUALIFIED BENEFITS. Benefits under the Program may be granted to such officers and key employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Program as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no Benefit shall be granted under any such supplement with terms or conditions which are inconsistent with the provisions as set forth under the Program.

     13.  RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS.

          (a) Each Non-Employee Director shall be granted the following Restricted Stock Awards (as defined in paragraph 10):

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                  (i)    1987 GRANT.   Subject to paragraph 13 (f), each person
                         serving as a Non-Employee Director as of June 11, 1987 shall receive a Restricted Stock Award on January 1, 1988 covering Three Hundred (300) Abbott common shares.

                  (ii)   1990 GRANT.   Each person elected a Non-Employee
                         Director at the annual shareholders meeting in 1990 shall receive a Restricted Stock Award on that date covering a number of Abbott common shares determined by the Board of Directors (which number shall be the same for all such directors) not in excess of shares with a fair market value on the date of the award of Thirty-six Thousand Dollars ($36,000).

                  (iii)  INTERIM GRANTS.   Each person elected a Non-Employee
                         Director after June 1987 and prior to April, 1991 who has not previously received an award under this paragraph 13 shall receive a Restricted Stock Award on the later of January 1, 1988 or the date of his election, covering a number of Abbott common shares determined as follows:

                         (A) If such person is elected prior to April, 1990, the number of shares shall be 300 multiplied by a fraction, the numerator of which is the number of full calendar months remaining from the date of such election to the second Friday in April, 1990, and the denominator of which is 36.

                         (B) If such person is elected after April, 1990 and prior to April, 1991, the number of shares shall be that number determined by the Board under

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                              paragraph 13(a)(ii) multiplied by a fraction, the
                              numerator of which is the number of full calendar months remaining from the date of such election to the second Friday in April, 1993, and the denominator of which is 36.

                         Any fractional shares resulting from these calculations shall be rounded to the next larger whole number.

          (b) ISSUANCE OF CERTIFICATES. Subject to paragraph 13(f), as soon as practicable following the date of the award the Company shall issue certificates ("Certificates") to the Non-Employee Director receiving the award, representing the number of common shares covered by the award. At the discretion of the Company, the Certificates shall bear legends describing the restrictions on such shares imposed by this paragraph 13.

          (c) RIGHTS. Upon issuance of the Certificates, the directors in whose names they are registered shall, subject to the restrictions of this paragraph 13, have all of the rights of a shareholder with respect to the shares represented by the Certificates, including the right to vote such shares and receive case dividends and other distributions thereon.

          (d) RESTRICTED PERIOD. The shares covered by awards granted under this paragraph 13 shall be subject to the restrictions of this paragraph 13 for a period (the "Restricted Period") commencing with the date of the award and ending on the earliest of the following events:

                    (i) The date the director terminates or retires from the Board;

                    (ii)  The date the director dies; or

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                    (iii) The date of occurrence of a Change in Control (as
                          defined in paragraph 19(c)).

          (e) RESTRICTIONS. All shares covered by awards granted under this paragraph 13 shall be subject to the following restrictions during the Restricted Period:

                    (i) The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

                    (ii) Any additional common shares of the Company or other securities or property issued with respect to shares covered by awards granted under this paragraph 13 as a result of any stock dividend, stock split or reorganization, shall be subject to the restrictions and other provisions of this paragraph 13.

                    (iii) A director shall not be entitled to receive any
                          shares prior to completion of all actions deemed appropriate by the Company to comply with federal or state securities laws and stock exchange requirements.

               (f)  SECURITIES AND EXCHANGE COMMISSION COMPLIANCE.

                    This paragraph 13 shall be contingent on receipt by the Company of a no-action letter from the Securities and Exchange Commission or an opinion from counsel acceptable to the Company to the affect that:

                    (i) The granting of Restricted Stock Awards to directors under this paragraph 13 shall not disqualify such directors as "disinterested persons" under Rule 16b-3(d)(3) under the Securities Exchange Act of 1934; and

                    (ii) The addition of this paragraph 13 to the Program need not be approved by the shareholders of the Company to

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                         preserve the Program's exemption under Rule 16b-3 under
                         the Securities Exchange Act of 1934.

                    No awards shall be granted under this paragraph 13 until such compliance is achieved. This paragraph 13 shall be null and void if such compliance is not achieved by March 31, 1988.

               (g) Except in the event of conflict, all provisions of the Program shall apply to this paragraph 13. In the event of any conflict between the provisions of the Program and this paragraph 13, this paragraph 13 shall control. Those provisions of paragraph 16 which authorize the Committee to declare outstanding restricted stock awards to be vested and to amend or modify the terms of Benefits shall not apply to awards granted under this paragraph 13.

     14. NONTRANSFERABILITY. Except as provided by the Committee, each stock option and any other Benefit granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant or the participant's guardian or legal representative.

     15. OTHER PROVISIONS. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of common shares under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other common shares of the Company having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Program.

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     The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on common shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by electing (i) to have the Company withhold common shares, (ii) to tender back common shares received in connection with such Benefit or (iii) to deliver other previously acquired common shares of the Company having a fair market value approximately equal to the amount to be withheld.

     16.  TERM OF PROGRAM AND AMENDMENT MODIFICATION.

CANCELLATION OR ACCELERATION OF BENEFITS. No Benefit shall be granted more than five (5) years after the date of the approval of this Program by the shareholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of common shares issuable under this Program; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all stock options and stock appreciation rights then outstanding under this Program or the Prior Stock Option Plans to be exercisable, any or all then outstanding Restricted Stock Awards to be vested, and any or all then outstanding Performance Units to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned.

     17. AMENDMENT TO PRIOR STOCK OPTION PLANS. No options or other Benefits shall be granted under the Prior Stock Option Plans on or after the date of shareholder approval of this Program.

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     18.  TAXES.  The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

     19.  DEFINITIONS.

          (a) FAIR MARKET VALUE. The Fair Market Value of the Company's common shares at any time shall be determined in such manner as the Committee may deem equitable or required by applicable laws or regulations; provided, however, that in the case of any Limited Stock Appreciation Right (other than a right related to an Incentive Stock Option), the Fair Market Value shall be the higher of:

                    (i) The highest daily closing price of the Company's common shares during the sixty (60) day period following Change in Control; or

                    (ii) The highest gross price paid or to be paid for the
                         Company's common shares in any of the transactions described in paragraphs 18(c)(ii) and 18(c)(iii).

          (b) SUBSIDIARY. The term "subsidiary" for all purposes other than the Incentive Stock Option Plan described in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.

          (c) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

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                   (i)   The date any entity or person (including a "group" as
                         defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become the beneficial owner of, or shall have obtained voting control over thirty percent (30%) or more of the outstanding common shares of the Company;

                   (ii) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

                   (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period.

     20.  ADJUSTMENT PROVISIONS.

          (a)  If the Company shall at any time change the number of issued

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               common shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the common shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

          (b) Notwithstanding any other provision of this Program, and without affecting number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          (c) Notwithstanding any other provision of this program or the Prior Stock Option Plans, upon the occurrence of a Change in Control:

                   (i) All stock options then outstanding under this Program or the Prior Stock Option Plans shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable:

                   (ii) All Stock Appreciation Rights which have been outstanding for at least six (6) months shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

                   (iii) All terms and conditions of all Restricted Stock
                         Awards then outstanding shall be deemed satisfied

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                         as of the date of the Change in Control; and

                    (iv) All Performance Units then outstanding shall be deemed to have been fully earned and to be immediately payable, in cash, as of the date of the Change in Control.

     21. AMENDMENT AND TERMINATION OF PROGRAM. The Board of Directors of the Company may amend the Program from time to time or terminate the Program at any time, but no such action shall reduce the then existing amount of any participant's Benefit or adversely change the terms and conditions thereof without the participant's consent. However, except for adjustments expressly provided for herein, no amendment may (i) materially increase the Benefits accruing to participants, (ii) materially increase the number of shares which may be issued, or (iii) materially modify the requirements as to eligibility for participation in the Program.

     22. SHAREHOLDER APPROVAL. The Program was adopted by the Board of Directors of the Company on December 13, 1985. The Program and any Incentive Stock Options granted thereunder shall be null and void if shareholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.